Exhibit 21

SUBSIDIARIES OF GLADSTONE COMMERCIAL CORPORATION

Delaware

2525 N Woodlawn Vstrm Wichita KS, LLC

260 Springside Drive, Akron OH LLC

ABC12 Ottumwa IA LLC

ACI06 Champaign IL LLC

AC07 Lawrenceville GA LLC

AFL05 Duncan SC LLC

AFL05 Duncan SC Member LLC

AFR11 Parsippany NJ LLC

AL13 Brookwood LLC

APML07 Hialeah FL LLC

CBP11 Green Tree PA GP LLC

CBP11 Green Tree PA, L.P.

C08 Fridley MN LLC

CDLCI07 Mason OH LLC

CI05 Clintonville WI LLC

CMI04 Canton NC LLC

CMS06-3 LLC

CO13 Englewood LLC

COCO04 Austin TX, L.P.

COCO04 Austin TX GP LLC

Corning Big Flats LLC

CVG12 New Albany OH LLC

D08 Marietta OH LLC

DBP107 Bolingbrook IL LLC

Dorval Property Trust

EE 208 South Rogers Lane, Raleigh NC LLC

EE07 Raleigh NC, L.P.

EE07 Raleigh NC GP LLC

EI07 Tewksbury MA LLC

ELF08 Florida LLC

First Park Ten COCO San Antonio, L.P.

First Park Ten COCO San Antonio GP LLC

FL13 Orlando LLC

FMCT08 Chalfont PA GP LLC

FMCT08 Chalfont PA LP

FS11 Hickory NC GP LLC

FS11 Hickory NC, LP

FTCH107 Grand Rapids MI LLC

GBI07 Syracuse NY LLC

GCC1302 Egg Harbor NJ LLC

GCC Acquisition Holdings, LLC

GCC Dorval LLC

GCC Granby LLC

GCO12 Jupiter FL LLC

Gladstone Commercial Advisers, Inc.

Gladstone Commercial Corporation

Gladstone Commercial Limited Partnership

Gladstone Commercial Partners LLC

Gladstone Commercial Lending LLC

GSM, LLC

Granby Property Trust

HMBF05 Newburyport MA LLC

IPA12 Ashburn VA LLC

IPA12 Ashburn VA SPE LLC

LittleArch04 Charlotte NC Member LLC

Little Arch Charlotte NC LLC

MI13 Novi LLC

MN13 Blaine, LLC

MPI06 Mason OH LLC

MSI05-3 LLC

NARA12 Fort Worth TX, L.P.

NARA12 Fort Worth TX GP LLC

NCH12 Columbus OH LLC

NH10 Cumming GA LLC

NJT06 Sterling Heights MI LLC

NW05 Richmond VA LLC

OB Crenshaw GCC, L.P.

OB Crenshaw SPE GP LLC

OB Midway NC Gladstone Commercial LLC

OS08 Winchester VA LLC

PNA11 Boston Heights OH LLC

Pocono PA GCC GP LLC

Pocono PA GCC, L.P.

PZ05 Maple Heights OH LLC

RB08 Concord OH LLC

RC06 Menomonee Falls WI LLC

RCOG07 Georgia LLC

RPT08 Pineville NC GP LLC

RPT08 Pineville NC LP

SCC10 Orange City IA LLC

SJMH06 Baytown TX GP LLC

SJMH06 Baytown TX L.P.

SLEE Grand Prairie, L.P.

SRFF08 Reading PA GP LLC

SRFF08 Reading PA LP

STI05 Franklin NJ LLC

SVMMC05 Toledo OH LLC

TCI06 Burnsville MN LLC

TMC11 Springfield MO LLC

TUP12 Columbus GA LLC

TX13 Allen LLC

TX13 Austin LLC

UC06 Roseville MN LLC

VW12 Columbia SC LLC

WC11 Springfield MO LLC

WEC11 Dartmouth MA LLC

WMI05 Columbus OH LLC

WMI05 Hazelwood MO LLC

WPI07 Tulsa OK LLC

YCC06 South Hadley MA LLC

YorkTC05 Eatontown NJ LLC

Ohio

Hemingway at Boston Heights, LLC

Massachusetts

GCLP Business Trust I

GCLP Business Trust II

Nova Scotia

3094174 Nova Scotia Company

3094175 Nova Scotia Company